Exhibit 99.1

Avid Announces Fourth Quarter and Full-Year 2014 Financial Results
Company reports highest quarterly bookings since 2011 and highest quarterly free cash flow since 2012

BURLINGTON, MA, March 16, 2015 Avid® (Nasdaq:AVID) announced today that it has released fourth quarter 2014 results and filed its Form 10-K for the fiscal year ended December 31, 2014.

Fourth Quarter 2014 Highlights

•	Bookings of $153 million, up 2% year-on-year, highest ongoing bookings since 2011

•	Free cash flow generation of $16 million, almost double Q4 2013, highest since 2012

•	Adjusted EBITDA of $14 million

•	Added over 2,000 new Media Composer subscribers in Q4, representing a 65% increase in users from Q3 2014.

•	Non-GAAP operating expense improved 8% over Q4 2013

•	Non-GAAP Net Income of $8.0 million or $0.20 per share

Full Year 2014 Highlights

•	Adjusted EBITDA of $72.3 million, at high-end of guidance

•	Free cash flow generation of $12.7 million, more than double 2013

•	Bookings have stabilized in 2014 after declines in 2013 and 2012

•	Over 20,000 users on the Media Central platform as of the end of 2014

•	Non-GAAP operating expense improved 3% as compared to 2013

•	Non-GAAP Net Income of $51.1 million or $1.30 per share

“Two years ago, we laid out a strategy to address the most important issues facing our industry, building on our heritage and capturing the imagination of the media industry,” said Louis Hernandez, Jr, Chairman, President, and CEO of Avid. “The industry has responded by partnering with us and adopting our vision for the future.”

Looking ahead, Mr. Hernandez continued, “We are very pleased with our progress so far, but we are still early in our transformation of connecting creative professionals with consumers on a common platform regardless of the media form. Avid Everywhere is still in its early stages, and we believe the financial expression will be powerful.”

The Company’s financial guidance for fiscal year 2015 reflects:

•	Adjusted EBITDA of $72 million to $78 million

•	Annual bookings growth of 1% to 5% on constant dollar basis and based on recent exchange rates, reported growth could be 2 percentage points lower

•	Free cash flow growth of $18 to $30 million or 42% to 136% year-on-year improvement

“The Company’s 2014 financial performance reflects our focus on sustainable EBITDA growth, implementing a leaner and more directed cost structure and improving our conversion of adjusted EBITDA to cash,” said John Frederick, Chief Financial and Administrative Officer of Avid.   “Moving into 2015, we expect to see this trend continue with improvement in our three key metrics - adjusted EBITDA, bookings and free cash flow.”

Avid includes non-GAAP financial measures in this press release, including adjusted EBITDA, free cash flow, non-GAAP operating income and non-GAAP operating income per share. The reconciliations to the Company's comparable GAAP financial measures for the periods presented are included in the tables in the appendix to this press release. The Company also includes the operational metric of bookings in this release. Unless noted, all financial information is reported based on actual exchange rates.

Conference Call
A conference call to discuss Avid's financial results for the fourth quarter and full year 2014 will be held on Tuesday, March 17, 2015 at 4:30 p.m. ET. The call will be open to the public and can be accessed by dialing 719-457-2697 and referencing confirmation code 9388800. You may also listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available on the Avid Investor Relations website shortly after the completion of the call.

Non-GAAP Measures and Bookings
Avid defines adjusted EBITDA as non-GAAP operating income (loss) excluding depreciation and all amortization expense. Avid non-GAAP operating income (loss) and non-GAAP net income per share exclude restructuring and restatement costs, stock based compensation, amortization and impairment of intangibles as well as other unusual items such as costs related to the restatement; M&A related activity; or impact of significant legal settlements. Avid defines free cash flow as GAAP operating cash flow less capital expenditures and excludes from free cash flow payments or receipts related to M&A, significant legal settlements, restructuring, restatement or other non-operational or non-recurring events. These non-GAAP measures also reflect how Avid manages its businesses internally.

Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

Avid references bookings in this press release. Bookings are an operational metric which is defined as the amount of revenue we expect to earn from an agreement between Avid and a customer for goods and services over the course of the agreement. To count as a booking, Avid expects there to be persuasive evidence of an agreement between Avid and its customer and that the collectability of the amounts payable under the arrangement are reasonably assured. Due to the timing of revenue recognition, all of the revenue related to the booking may not be recorded in the period that it was transacted and would therefore be reported as part of revenue backlog and/or deferred revenue, thereby providing visibility into future revenue. However, because Avid’s bookings are based on orders that, under certain circumstances can be cancelled or adjusted, bookings may not convert into revenue earned.

Forward-Looking Statements

The information provided in this press release includes forward-looking statements that involve risks and uncertainties, including statements about our anticipated plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding our recently filed financial statements or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating expenses, earnings, bookings, backlog, booking conversion rate, product mix and free cash flow; our cost initiatives; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; and our liquidity and ability to raise capital. These forward-looking statements are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, including cost savings initiatives, and meet customer needs; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue, based on, among other things, our performance and risks in particular geographies or markets;, fluctuations in foreign currency exchange rates and seasonal factors; adverse changes in economic conditions; variances in our backlog and the realization thereof; the identified material weaknesses in our internal control over financial reporting; the previously disclosed SEC and Department of Justice inquiries; pending litigation, including the previously disclosed class action and possibility of further legal proceedings adverse to our company resulting from the restatement or related matters; the costs associated with the restatement. Moreover, the business may be adversely affected by future legislative, regulatory or changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by our company with the SEC. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise

About Avid
Through Avid Everywhere™, Avid delivers the industry's most open, innovative and comprehensive media platform connecting content creation with collaboration, asset protection, distribution and consumption for the most listened to, most watched and most loved media in the world-from the most prestigious and award-winning feature films, music recordings, and television shows, to live concerts and news broadcasts. Industry leading solutions include Pro Tools®, Media Composer®, ISIS®, Interplay®, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn; or subscribe to Avid Blogs.

© 2015 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Media Composer, Pro Tools, Interplay, ISIS, and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. All other trademarks are the property of their respective owners.

Media Contact                Investor Contact
Lisa Kilborn                    Tom Fitzsimmons
Avid                        Avid
978.640.3230                    978.640.3346
lisa.kilborn@avid.com                tom.fitzsimmons@avid.com

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net revenues:
Products	$91,412	$103,986	$378,627	$395,531
Services	36,784	43,117	151,624	167,881
Total net revenues	128,196	147,103	530,251	563,412

Cost of revenues:
Products	35,867	43,664	143,765	159,264
Services	14,681	16,137	60,656	63,177
Amortization of intangible assets	—	158	50	1,468
Total cost of revenues	50,548	59,959	204,471	223,909

Gross profit	77,648	87,144	325,780	339,503

Operating expenses:
Research and development	23,212	24,556	90,390	95,249
Marketing and selling	34,527	34,566	133,049	133,890
General and administrative	22,222	23,135	81,181	77,578
Amortization of intangible assets	375	667	1,626	2,648
Restructuring costs (recoveries), net	—	2,491	(165)	5,370
Total operating expenses	80,336	85,415	306,081	314,735

Operating (loss) income	(2,688)	1,729	19,699	24,768

Interest and other expense, net	(1,620)	192	(2,783)	(676)
Income before income taxes	(4,308)	1,921	16,916	24,092

Provision for income taxes, net	761	792	2,188	2,939
Net (loss) income	(5,069)	1,129	14,728	21,153

(Loss) income per share - basic and diluted	$(0.13)	$0.03	$0.38	$0.54

Weighted-average common shares outstanding - basic	39,234	39,080	39,147	39,044
Weighted-average common shares outstanding - diluted	39,966	39,111	39,267	39,070

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

GAAP
Net Revenues	$128,196	$147,103	$530,251	$563,412
Cost of revenues	50,548	59,959	204,471	223,909
Gross profit	77,648	87,144	325,780	339,503
Operating expenses	80,336	85,415	306,081	314,735
Operating (loss) income	(2,688)	1,729	19,699	24,768
Interest and other expense, net	(1,620)	192	(2,783)	(676)
Provision for income taxes, net	761	792	2,188	2,939
Net (loss) income	$(5,069)	$1,129	$14,728	$21,153
Weighted-average common shares outstanding - diluted	39,966	39,111	39,267	39,070
Net (loss) income per share - diluted	$(0.13)	$0.03	$0.38	$0.54

Adjustments to GAAP Results
Cost of Revenues
Amortization of intangible assets	—	158	50	1,468
Stock-based compensation	282	173	675	796
Operating Expenses
Amortization of intangible assets	375	667	1,626	2,648
Restructuring costs (recoveries), net	—	2,491	(165)	5,370
Restatement costs	3,919	8,162	23,327	20,591
Gain on sale of assets	—	—	—	(125)
Stock-based compensation
R&D	166	127	502	581
Sales & Marketing	2,472	329	3,658	1,786
G&A	5,875	572	6,677	3,752
Other
Tax adjustment	(5)	(215)	(12)	(860)

Non-GAAP
Net revenues	128,196	147,103	530,251	563,412
Cost of revenues	50,266	59,628	203,746	221,645
Gross Profit	77,930	87,475	326,505	341,767
Operating Expenses	67,529	73,067	270,456	280,132
Operating Income	10,401	14,408	56,049	61,635
Interest and other expense, net	(1,620)	192	(2,783)	(676)
Provision for income taxes, net	766	1,007	2,200	3,799
Net income	8,015	13,593	51,066	57,160

Net income per share - diluted	$0.20	$0.35	$1.30	$1.46

Adjusted EBITDA
Non-GAAP Operating Income (from above)	10,401	14,408	56,049	61,635
Depreciation	3,847	4,386	16,140	17,837
Amortization of capitalized software development costs	11	586	138	815
Adjusted EBITDA	14,259	19,380	72,327	80,287

Free Cash Flow
GAAP net cash provided by (used in) operating activities	10,933	883	(9,897)	(9,145)
Capital Expenditures	(1,632)	(2,627)	(13,292)	(11,625)
Restructuring/Other Payments	1,127	2,536	7,212	13,151
Restatement Payments	5,756	7,728	28,658	13,161
Free Cash Flow	$16,184	$8,520	$12,681	$5,542

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	December 31,	December 31,
	2014	2013
ASSETS:
Current assets:
Cash and cash equivalents	$25,056	$48,203
Accounts receivable, net of allowances of $10,692 and $13,963
at December 31, 2014 and 2013, respectively	54,655	56,770
Inventories	48,001	60,122
Deferred tax assets, net	322	522
Prepaid expenses	6,892	7,778
Other current assets	17,932	17,493
Total current assets	152,858	190,888

Property and equipment, net	32,136	35,186
Intangible assets, net	2,445	4,260
Long-term deferred tax assets, net	1,886	2,415
Other long-term assets	2,274	2,393
Total assets	$191,599	$235,142

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
Accounts payable	$32,951	$33,990
Accrued compensation and benefits	32,636	30,342
Accrued expenses and other current liabilities	32,353	41,273
Income taxes payable	5,480	6,875
Deferred tax liabilities, net	—	14
Deferred revenues	206,608	211,403
Total current liabilities	310,028	323,897

Long-term deferred tax liabilities, net	136	565
Long-term deferred revenues	208,232	255,429
Other long-term liabilities	14,273	14,586
Total liabilities	532,669	594,477

Stockholders' deficit:
Common stock. $0.01 par value, 100,000 shares authorized; 42,339 shares and 42,339 shares issued and 39,294 shares and 39,082 shares outstanding
at December 31, 2014 and 2013, respecitvely	423	423
Additional paid-in capital	1,049,969	1,043,384
Accumulated deficit	(1,321,798)	(1,336,526)
Treasury stock at cost, net of reissuances, 3,045 shares
and 3,257 shares at December 31, 2014 and 2013, respectively	(68,051)	(72,543)

Accumulated other comprehensive income	(1,613)	5,927
Total stockholders' deficit	(341,070)	(359,335)
Total liabilities and stockholders' deficit	$191,599	$235,142

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Twelve Months Ended
	December 31,
	2014	2013

Cash flows from operating activities:
Net income	$14,728	$21,153
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	17,954	22,767
(Recovery) expense from doubtful accounts	(143)	157
Gain on sale of assets	—	(125)
Stock-based compensation expense	11,513	6,917
Non-cash interest expense	220	294
Unrealized foreign currency transaction gains	(6,730)	(10)
Provision for deferred taxes	69	730
Changes in operating assets and liabilities:
Accounts receivable	2,258	11,030
Inventories	12,122	9,021
Prepaid expenses and other current assets	(2,130)	4,393
Accounts payable	(947)	(1,416)
Accrued expenses, compensation and benefits and other liabilities	(5,758)	8,932
Income taxes payable	(1,090)	(1,324)
Deferred revenues	(51,963)	(91,664)
Net cash used in operating activities	(9,897)	(9,145)

Cash flows from investing activities:
Purchases of property and equipment	(13,292)	(11,625)
Change in other long-term assets	(8)	(36)
Proceeds from divestiture of consumer business	1,500	—
Proceeds from sale of assets	—	125
Net cash used in investing activities	(11,800)	(11,536)

Cash flows from financing activities:
Proceeds from the issuance of common stock under employee stock plans	252	177
Common stock repurchases for tax withholdings for net settlement of equity awards	(688)	(273)
Proceeds from revolving credit facilities	25,500	—
Payments on revolving credit facilities	(25,500)	—
Net cash used in financing activities	(436)	(96)

Effect of exchange rate changes on cash and cash equivalents	(1,014)	(1,410)
Net decrease in cash and cash equivalents	(23,147)	(22,187)
Cash and cash equivalents at beginning of period	48,203	70,390
Cash and cash equivalents at end of period	$25,056	$48,203

AVID TECHNOLOGY, INC.
Revenue Backlog Schedule
(unaudited - in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
Revenue Backlog	2014	2014	2014	2014	2013	YoY
						$	%
Orders executed prior to January 1, 2011	$84,597	$104,629	$126,171	$150,000	$176,102	$(91,505)	-52%
Orders executed or materially modified on or after January 1, 2011	$330,243	$314,700	$303,780	$301,812	$290,730	$39,513	14%

Deferred Revenue	$414,840	$419,329	$429,951	$451,812	$466,832	$(51,992)	-11%
Backlog	$124,670	$119,850	$113,175	$97,177	$92,225	$32,445	35%
Total Revenue Backlog	$539,510	$539,179	$543,126	$548,989	$559,057	$(19,547)	-3%

The expected timing of recognition of revenue backlog as of December 31, 2014 is as follows:

	Twelve Months Ended December 31,
	2015	2016	2017	2018	2019	Thereafter	Total
Orders executed prior to January 1, 2011	$58,543	$24,954	$955	$145	$—	$—	$84,597
Orders executed or materially modified on or after January 1, 2011	$147,477	$97,523	$49,697	$24,704	$10,785	$56	$330,242

Backlog	$82,532	$28,385	$11,547	$1,424	$509	$274	$124,671
Total Revenue Backlog	$288,552	$150,862	$62,199	$26,273	$11,294	$330	$539,510